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                                                                       EXHIBIT 1



                                 AMENDMENT NO. 2

                                       TO

                          SECURITIES EXCHANGE AGREEMENT

                                      AMONG

                                   CORAM, INC.

                          CORAM HEALTHCARE CORPORATION

                                       AND

                             CERBERUS PARTNERS, L.P.

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                          FOOTHILL CAPITAL CORPORATION

                                 AS NOTEHOLDERS

                              DATED: APRIL 9, 1999



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                  Amendment No. 2 (this "Amendment"), dated as of April 9, 1999, to the Securities Exchange Agreement dated as of May 6, 1998, as heretofore amended (said Securities Exchange Agreement, as so amended, being the "Securities Exchange Agreement", and the terms defined therein being used herein as therein defined unless otherwise defined herein) among CORAM, INC., a Delaware corporation (the "Company"), CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Holdings"), CERBERUS PARTNERS, L.P. ("Cerberus"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and FOOTHILL CAPITAL CORPORATION ("Foothill")
(each a "Noteholder" and, together with any other holders from time to time of interests in the Series A Notes or Series B Notes, collectively, the "Noteholders).

                              W I T N E S S E T H :

                  WHEREAS, the Original Noteholders, the Company and Holdings entered into the Securities Exchange Agreement, pursuant to which the Original Noteholders received, among other things, Series A Notes and Series B Notes, as the case may be, in exchange for the Original Noteholders' interests in the Subordinated Rollover Notes and the Warrants; and

                  WHEREAS, as of the date hereof, the Original Noteholders own in the aggregate 100% of the outstanding principal amount of the Series A Notes and Series B Notes; and

                  WHEREAS, the Series B Notes are convertible into shares of Common Stock at the option of the Noteholders; and

                  WHEREAS, the Noteholders have proposed and the Company and Holdings have agreed to amend certain provisions in the Securities Exchange Agreement relating to the calculation of the Conversion Price of the Series B Notes; and

                  WHEREAS, as consideration for agreeing to such amendment, the Company and Holdings have agreed to increase the Applicable Series A Rate on the Series A Notes to 11 1/2% per annum with effect from the Amendment Date (as hereinafter defined); and

                  WHEREAS, the Company, Holdings and the Noteholders have agreed to amend the Securities Exchange Agreement and to enter into this Amendment upon the terms and subject to the conditions contained herein;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. Amendments to the Securities Exchange Agreement. Upon the satisfaction of the conditions in Section 4 of this Amendment relating to the effectiveness of Section 1, the Securities Exchange Agreement is hereby amended as follows:

                  (a) Section 1 is hereby amended by deleting the existing definitions of "First Adjustment Date" and "Second Adjustment Date".







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                  (b) Section 1 is hereby amended by adding the definitions of
"Amendment Date" and "Amendment No. 2" as follows:

                           "Amendment Date" shall have the meaning ascribed to
                  it in Amendment No. 2.

                           "Amendment No. 2" shall mean Amendment No. 2 to the
                  Securities Exchange Agreement, dated April 9, 1999.

                  (c) The definition of "Applicable Series A Rate" set forth in
Section 1 of the Securities Exchange Agreement is hereby deleted in its entirety and replaced with the following:

                           "Applicable Series A Rate" shall mean from the
                  Effective Date to the Amendment Date 9-7/8% per annum and thereafter 11-1/2% per annum.

                  (d) Section 2.4(b) of the Securities Exchange Agreement is hereby deleted in its entirety and replaced with the following:

                           (b) The Company will pay interest, accruing from and
                  after the Effective Date, on the Series A Notes to each Noteholder quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 1998 (each an "Interest Payment Date") at the Applicable Series A Rate.

                  (e) Section 2 is hereby amended by deleting Section 2.13(a) in its entirety and replacing it with the following:

                           2.13 Conversion of Series B Notes. (a) Subject to the
                  provisions for adjustment hereinafter set forth, the Series B Notes shall be convertible, in whole or in part, at any time and from time to time, at the option of the holder thereof (a "Conversion"), up to the outstanding principal amount of Series B Notes held by such holder thereof at the time of such conversion into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the principal amount of the Series B Notes to be converted by (B) the Conversion Price (as hereinafter defined). The Conversion Price shall be $2.00 per share of Common Stock. The Conversion Price shall be subject to adjustments from time to time pursuant to Section 2.13(f) below.

                           No fractional shares shall be issued upon the
                  conversion of any Series B Notes. All shares of Common Stock (including fractions thereof) issuable upon conversion of Series B Notes by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, Holdings shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash


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                  equal to the Current Market Price of such fraction on the date of conversion.

                  (f) Section 2 is hereby amended by deleting Section 2.13(f)(iv) in its entirety and replacing it with the following:

                           (iv) In case Holdings shall at any time or from time
                  to time after the Closing Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of Holdings or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) above and cash dividends paid out of retained earnings, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock at such record date less the Fair Market Value of such dividend or distribution per share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock. No adjustment shall be made pursuant to this clause (iv) in connection with any transaction to which
                  Section 2.13(g) applies.

                  SECTION 2. Representations and Warranties of the Company and Holdings. Each of the Company and Holdings hereby represents and warrants as to itself and the Coram Parties that (a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of such Coram Party and this Amendment and the Securities Exchange Agreement amended hereby each constitutes a legal, valid and binding obligation of such Coram Party, enforceable against it in accordance with its terms, (b) no event has occurred and is continuing on the date hereof that constitutes a Default or Event of Default or would constitute a Default or Event of Default after giving effect to this Amendment, and (c) the representations and warranties of Holdings and the Company contained in Section 4 of the Securities Exchange Agreement are true and correct both before and after giving effect to this Amendment, except to the extent such representations and warranties are stated to be true only as of a particular date, in which case such representations and warranties were correct on and as of such date.

                  SECTION 3. Representations and Warranties of the Noteholders. Each of the Noteholders hereby represents and warrants as to itself that the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or partnership action on the part of such Noteholder.

                  SECTION 4. Conditions to Effectiveness. The amendments in
Section 1 of this Amendment shall become effective on the date (the "Amendment Date") no later than April 9, 1999 when (a) counterparts hereof shall have been executed by each of the Noteholders, Holdings and the Company, (b) Holdings shall have amended its






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Stockholder Rights Agreement, dated as of June 25, 1997 with BankBoston, N.A., in substantially the form attached hereto as Exhibit A, and (c) Holdings and each Subsidiary Guarantor shall have executed a consent and confirmation of guaranty in the form attached hereto as Exhibit B.

                  SECTION 5. Effect on the Securities Exchange Agreement. Except as amended hereby, the Securities Exchange Agreement and the other Note Documents shall remain in full force and effect. Nothing in this Amendment shall be deemed to (i) except as set forth herein, constitute a waiver of compliance by any of the Coram Parties of any term, provision or condition of the Securities Exchange Agreement or any other instrument or agreement referred to therein or under the Note Documents or (ii) prejudice any right or remedy that any Noteholder may now have or may have in the future under or in connection with the Securities Exchange Agreement or any other Note Document.

                  SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together constitute one and the same agreement.

                  SECTION 7. Governing Law. The validity, interpretation and enforcement of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

                  SECTION 8. Headings. Section headings in this Amendment are included herein for the convenience of reference only and shall not constitute part of this Amendment for any other purpose.

                  SECTION 9. References. References herein and in the other Note Documents to the "Securities Exchange Agreement", "this Agreement", "hereunder", "hereof", or words of like import referring to the Securities Exchange Agreement, shall mean and be a reference to the Securities Exchange Agreement as amended hereby.



                         [Signatures on following page]




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                   CORAM, INC.


                                   By:   /s/ Donald J. Amaral
                                      ------------------------------------------
                                         Name:   Donald J. Amaral
                                         Title:  Chairman and Chief
                                                 Executive Officer


                                   CORAM HEALTHCARE CORPORATION


                                   By:   /s/ Donald J. Amaral
                                      ------------------------------------------
                                         Name:   Donald J. Amaral
                                         Title:  Chairman and Chief
                                                 Executive Officer


                                   CERBERUS PARTNERS, L.P.
                                   By: Cerberus Associates, LLC
                                       Its General Partner


                                   By:  /s/ STEPHEN A. FEINBERG
                                      ------------------------------------------
                                         Name:  Stephen A. Feinberg
                                         Title: Managing Partner


                                   GOLDMAN SACHS CREDIT PARTNERS L.P.


                                   By:  /s/ EDWARD A. MULE
                                      ------------------------------------------
                                        Name:  Edward A. Mule
                                        Title: Managing Director


                                   FOOTHILL CAPITAL CORPORATION


                                   By:  /s/ M.E. STEARNS
                                      ------------------------------------------
                                        Name:  M.E. Stearns
                                        Title: Senior Vice President



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                                                                       EXHIBIT B

                                     CONSENT

                            Dated as of April 9, 1999

                  Each of the undersigned, in its capacity as a Guarantor under the Securities Exchange Agreement referred to in the foregoing Amendment, hereby consents to the said Amendment and hereby confirms and agrees that its guaranty of the Guaranteed Obligations (as such term is defined in the Guarantee Agreements) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said Amendment, each reference in each Guarantee Agreement to "this Agreement", "hereunder", "thereunder", "thereof" or words of like import shall mean and be a reference to the Securities Exchange Agreement as amended by said Amendment.

                  This Consent may be executed in any number of counterparts each of which, when executed and delivered, shall constitute an original, but all executed counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Consent.


                                         CORAM HEALTHCARE CORPORATION



                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                         FOR EACH OF THE SUBSIDIARY GUARANTORS
                                         LISTED ON ANNEX A HERETO



                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                         c/o Coram Healthcare Corporation
                                         1125 Seventeenth Street, Suite 1500
                                         Denver, CO 80202


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                                                                         ANNEX A


                                  Subsidiaries


Coram International Holdings Ltd.
         Coram Healthcare Limited

Coram, Inc.
         Coram Independent Practice Association
         Coram Physician Services, Inc.
                  Fairfax Hematology Oncology Associates, Inc.
         Coram Resource Network, Inc.
         Healthinfusion, Inc.
         H.M.S.S., Inc.
                  Coram Homecare of Texas, Inc.
                  Infusion Affiliates of Dallas, Inc.
         Medisys, Inc.
                  Coram Homecare of Illinois, Inc.
         T2 Medical, Inc.
                  Columbia Home Therapeutics, Inc.
                  Coram Healthcare Corporation of Alabama
                  Coram Healthcare Corporation of Colorado
                  Coram Healthcare Corporation of Connecticut
                  Coram Healthcare Corporation of Delaware
                  Coram Healthcare Corporation of Florida
                  Coram Healthcare Corporation of Greater D.C.
                  Coram Healthcare Corporation of Greater New York Coram Healthcare Corporation of Illinois
                  Coram Healthcare Corporation of Indiana
                  Coram Healthcare Corporation of Iowa
                  Coram Healthcare Corporation of Kansas
                  Coram Healthcare Corporation of Kentucky
                  Coram Healthcare Corporation of Louisiana
                  Coram Healthcare Corporation of Michigan
                  Coram Healthcare Corporation of Minnesota
                  Coram Healthcare Corporation of Missouri
                  Coram Healthcare Corporation of Mississippi
                  Coram Healthcare Corporation of Nebraska
                  Coram Healthcare Corporation of Nevada
                  Coram Healthcare Corporation of New Hampshire Coram Healthcare Corporation of New Jersey
                  Coram Healthcare Corporation of New Mexico
                  Coram Healthcare Corporation of North Carolina





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                  Coram Healthcare Corporation of Northern California
                  Coram Healthcare Corporation of Ohio
                  Coram Healthcare Corporation of Oklahoma
                  Coram Healthcare Corporation of Oregon
                  Coram Healthcare Corporation of Pennsylvania
                  Coram Healthcare Corporation of Rhode Island
                  Coram Healthcare Corporation of South Carolina
                  Coram Healthcare Corporation of Southern California
                  Coram Healthcare Corporation of Southern Florida
                  Coram Healthcare Corporation of Tennessee
                  Coram Healthcare Corporation of Texas
                  Coram Healthcare Corporation of Virginia
                  Coram Healthcare Corporation of Washington
                  Coram Healthcare Corporation of West Virginia
                  Coram Healthcare Corporation of Wisconsin
                  Coram Homecare of Arizona, Inc.
                  Coram Homecare of Kansas, Inc.
                  Coram Homecare of Michigan, Inc.
                  Coram Homecare of Minnesota, Inc.
                  Coram Homecare of Nebraska, Inc.
                  Coram Homecare of Northern California, Inc.
                  Coram Homecare of Ohio, Inc.
                  Coram Homecare of South Carolina, Inc.
                  Coram Homecare of South Carolina, L.L.C.
                  Coram Homecare of Virginia, Inc.
                  Coram Homecare of Wisconsin, Inc.
                  Coram Management of Hawaii, Inc.
                  Coram Service Corporation
                  Curaflex Health Services, Inc.
                           Caremark Pharmacy Services, Inc.
                           Comprehensive Pharmacy Home IV Services, Inc.
                           Coram Alternative Site Services, Inc.
                           Coram Healthcare Corporation of Massachusetts
                                    Clinical Homecare Corporation Coram
                           Healthcare Corporation of New York Coram Healthcare Corporation of North Texas Coram Healthcare Corporation of Utah Coram Healthcare of Wyoming,
                                    L.L.C.
                           Stratogen of Rhode Island, Inc.
                  Dallas Home Therapeutics, Inc.
                  Extendacare Health Systems, Inc.
                  Intracare Holdings Corporation







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